Exhibit 99.1

SUBSCRIPTION AGREEMENT

CASCADE COACHING CORP.
500-666 Burrard Street
Vancouver, British Columbia
Canada V6C 3P6

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing __________________________________________________ (__________) shares of Common Stock of CASCADE COACHING CORP. (the "Company") at a price of $0.10 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. James Michael Jack solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Jack.

MAKE CHECK PAYABLE TO: CASCADE COACHING CORP.

Executed this _____ day of ___________________, 200___.

______________________________	______________________________
Signature of Purchaser
______________________________

______________________________
Address of Purchaser

______________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.10	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

CASCADE COACHING CORP.

By:	______________________________

Title:	______________________________